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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our reports dated January 19, 2001, included in this Form 10-K into the Company's previously filed Registration Statement Nos. 333-92341, 333-37500, 333-56102 on Form S-8.

                      ARTHUR ANDERSEN LLP

Portland, Oregon,
  March 29, 2001

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EXHIBIT 23